Exhibit 4.1
EXECUTION COPY
$420,000,000
TERREMARK WORLDWIDE, INC.
12.00% Senior Secured Notes due 2017
PURCHASE AGREEMENT
June 17, 2009
Credit Suisse Securities (USA) LLC
As representative (“Representative”) of the Several Purchasers,
      c/o Credit Suisse Securities (USA) LLC (“Credit Suisse”)
           Eleven Madison Avenue,
           New York, N.Y. 10010-3629
Dear Sirs:
     1. Introductory. Terremark Worldwide, Inc., a Delaware corporation (the “Company”), agrees with the several initial purchasers named in Schedule A hereto (the “Purchasers”) subject to the terms and conditions stated herein, to issue and sell to the several Purchasers U.S.$420,000,000 principal amount of its 12.00% Senior Secured Notes due 2017 (the “Notes”) to be issued under an indenture, to be dated as of the Closing Date (the “Indenture”), between the Company and The Bank of New York Trust Company, N.A., as Trustee. The Notes will be unconditionally guaranteed as to the payment of principal and interest by the subsidiary guarantors of the Company named in Schedule C hereto (the “Guarantors” and such guarantees, the “Guarantees”). The Notes and the Guarantees are collectively referred to herein as the “Offered Securities.”
     The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement among the Company, the Guarantors and the Purchasers (the “Registration Rights Agreement”), to be dated as of the Closing Date, pursuant to which the Company and the Guarantors will agree to file with the Commission under the circumstances set forth therein, a registration statement under the Securities Act relating to an offer to exchange the Notes for a like principal amount of debt securities of the Company with terms identical in all material respects (except for terms concerning additional interest and transfer restrictions) (the “Exchange Offer”) and if required by the Registration Rights Agreement, a shelf registration statement under the Securities Act relating to the resale of the Notes by certain holders thereof.
     The Notes and the Guarantees will be secured by first-priority liens over substantially all present and after-acquired property of the Company (including the Company’s interest in its subsidiaries) and each Guarantor, as described in the Preliminary Offering Circular (the “Collateral”) pursuant to the Security Agreement, dated June 24, 2009 (the “Security Agreement”), the Intellectual Property Security Agreement, dated June 24, 2009 (the “Intellectual Property Security Agreement”), the Collateral Trust Agreement, dated June 24, 2009 (the “Collateral Trust Agreement”) and certain other security deposits, assignments, pledges, and other agreements or instruments evidencing or creating security in favor of the Collateral Trustee (collectively, the “Security Documents”).
     Each of the Company and the Guarantors hereby agrees with the several Purchasers as follows:
     2. Representations and Warranties of the Company and each Guarantor. The Company and each Guarantor represents and warrants to, and agrees with, the several Purchasers that:
     (a) Offering Circulars; Certain Defined Terms. The Company has prepared or will prepare a Preliminary Offering Circular and a Final Offering Circular.
     For purposes of this Agreement:
     “Applicable Time” means 12:30 pm (New York time) on the date of this Agreement.
     “Closing Date” has the meaning set forth in Section 3 hereof.
     “Commission” means the Securities and Exchange Commission.
     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
     “Final Offering Circular” means the final offering circular relating to the Offered Securities to be offered by the Purchasers that discloses the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement).
     “Free Writing Communication” means a written communication (as such term is defined in Rule 405 of the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Circular or the Final Offering Circular.
     “General Disclosure Package” means the Preliminary Offering Circular together with any Issuer Free Writing Communication existing at the Applicable Time and the information in which is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.
     “Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Company’s records.
     “Preliminary Offering Circular” means the preliminary offering circular, dated June 9, 2009, relating to the Offered Securities to be offered by the Purchasers.
     “Rules and Regulations” means the rules and regulations of the Commission.
     “Securities Act” means the United States Securities Act of 1933, as amended.
     “Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles,

rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).
     “Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule B hereto. Supplemental Marketing Materials include, but are not limited to, the electronic Bloomberg roadshow slides and the accompanying audio recording.
     “Subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.
     Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Securities Act.
     (b) Disclosure. As of the date of this Agreement, the Final Offering Circular does not, and as of the Closing Date, the Final Offering Circular will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time, and as of the Closing Date, neither (i) the General Disclosure Package, nor (ii) any individual Supplemental Marketing Material, when considered together with the General Disclosure Package, included, or will include, any untrue statement of a material fact or omitted, or will omit, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Company by any Purchaser through Credit Suisse specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof. Except as disclosed in the General Disclosure Package, on the date of this Agreement, the Company’s Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by the Company with the Commission or sent to stockholders pursuant to the Exchange Act do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations.
     (c) Good Standing of the Company and the Guarantors. The Company and each Guarantor has been duly incorporated (or, with respect to any Guarantor that is not a corporation, duly organized and formed) and is validly existing as a corporation (or such other entity, as applicable), in good standing under the laws of its jurisdiction of incorporation (or organization and formation, as applicable), is duly qualified to do business and is in good standing (to the extent such concept is applicable) as a foreign corporation (or other entity) in each jurisdiction in which its respective ownership or lease of property or the conduct of business requires such qualification, and has all power and authority necessary to own or hold its respective properties and to conduct its respective business, as described in the General Disclosure Package.

     (d) Subsidiaries. Each Subsidiary (as defined in Section 2 hereof) of the Company and each Subsidiary of the Guarantors (i) has been duly incorporated (or, with respect to Subsidiaries that are not corporations, duly organized and formed) and (ii) except for the Inactive Subsidiaries (as defined below), is validly existing as corporation (or such other entity, as applicable) and in good standing (to the extent such concept is applicable) under the laws of its jurisdiction of incorporation (or organization and formation, as applicable), is duly qualified to do business and is in good standing (to the extent such concept is applicable) as foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, as described in the General Disclosure Package, except where the failure to so qualify or have such power or authority would not have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Guarantors and their respective Subsidiaries taken as a whole (a “Material Adverse Effect”). The Company owns or controls, directly or indirectly, only the following corporations, partnerships, limited liability partnerships, limited liability companies, associations or other entities: NAP West, LLC, Terremark North America, Inc., Park West Telecommunications Investors, Inc., TECOTA Services Corp., Terremark Trademark Holdings, Inc., TerreNAP Data Centers, Inc., TerreNAP Services, Inc., Technology Center of the Americas, LLC, Terremark Asia Company, Ltd., Terremark Latin America, Inc., Terremark Europe, Inc., Terremark Financial Services, Inc., Terremark Fortune House #1, Inc., Terremark Management Services, Inc., Terremark Realty, Inc., Terremark Technology Contractors, Inc., Spectrum Telecommunications Corp., Terremark Latin America de Argentina, S.A., Terremark Latin America de Mexico, S.A. de C.V., Terremark do Brasil Ltda., Terremark NV, Terremark UK, Ltd., Terremark West Africa Canary Islands, S.L.U., Terremark Federal Group, Inc., NAP de las Americas — Madrid, S.A., Terremark del Caribe, Inc., Terremark Colombia Inc. and NAP of the Capital Region, LLC. None of Terremark Asia Company, Ltd., Terremark Latin America de Argentina, S.A. or Terremark Latin America de Mexico, S.A. de CV (collectively, the “Inactive Subsidiaries”), each being entities organized under the laws of Bermuda, Argentina, and Mexico, respectively, has any assets nor has any of them carried on business activities since January 1, 2003 nor is any of them a party to any material agreement.
     (e) Indenture; Offered Securities. The Indenture has been duly authorized by the Company and the Guarantors; the Notes have been duly authorized by the Company; the Guarantees have been duly authorized by each of the Guarantors; and when the Offered Securities are delivered and paid for pursuant to this Agreement and the Indenture and assuming authentication and issuance of the Offered Securities in accordance with the terms of the Indenture, on the Closing Date, the Indenture will have been duly executed and delivered by the Company and the Guarantors, the Notes and the Guarantees will be in the forms contemplated by the Indenture, the Notes will have been duly executed and issued by the Company, the Guarantees will have been duly executed and delivered by each of the Guarantors, the Notes and the Guarantees will conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Final Offering Circular, the Offered Securities will be entitled to the benefits of the Indenture and the Indentures and such Offered Securities will constitute valid and legally binding obligations of the Company and the Guarantors, as applicable, enforceable against the applicable party in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     (f) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.
     (g) Security Documents. The Security Documents have been duly authorized by the Company and the Guarantors (to the extent each is a party thereto), and on the Closing Date, the Security Agreement, the Intellectual Property Security Agreement and the Collateral Trust Agreement will have been duly executed and delivered by the Company and the Guarantors (to the extent each is a party thereto), will conform to the description thereof contained in the Disclosure Package and the Final Offering Circular and will constitute legal, valid and binding instruments enforceable against the Company and the Guarantors (to the extent each is a party thereto) in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Company and the Guarantors (to the extent each is a party thereto) have taken reasonable best efforts to prepare, execute and deliver the other Security Documents, and will duly execute and deliver such Security Documents no later than 60 days following the Closing Date. Upon the execution and delivery of the other Security Documents, such Security Documents will constitute legal, valid and binding instruments enforceable against the Company and the Guarantors (to the extent each is a party thereto) in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     (h) Validity and Enforceability of Security Documents. The Security Documents, upon their execution and delivery by the Company and the Guarantors (to the extent each is a party thereto), will create a legally valid, enforceable and continuing security interest in the Collateral under each jurisdiction of organization in favor of the Collateral Trustee for the benefit of the Trustee and the holders of the Offered Securities, among others, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     (i) Disclosure of Security Interests. At the Closing Date, the applicable pledging entity under each Security Document will own the relevant Collateral covered by such Security Document, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim (“Liens”), except (i) for any Liens securing the Collateral for the benefit of the holders of the Notes, (ii) where such Lien would be a Permitted Lien under the terms of the Indenture, or (iii) any Liens that will be discharged at or prior to the Closing Date.
     (j) Perfection of Security Interest. The Company and each Guarantor have used their reasonable best efforts to complete all filings, registrations with any governmental or judicial office in the relevant jurisdiction of organization necessary to ensure the validity, legality and enforceability of the Security Documents and other actions necessary to perfect and protect the security interest in the Collateral to be created under the Security Documents, and when (i) financing statements and other filings in appropriate form describing the Collateral with respect to which a security interest may be perfected by filing or recordation are filed or recorded with the appropriate governmental authority and (ii) upon the taking of possession or control by the Collateral Trustee of the Collateral with respect to which a security interest may be perfected only by possession or control, the Liens created by the Security Documents shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Company and the Guarantors in the Collateral to the extent such security interests can be perfected by such filing, recordation, possession or control with the priority required by the Security Documents.
     (k) Capitalization. The Company has an authorized capitalization as set forth in the General Disclosure Package, and all of the issued and outstanding shares of capital stock of the Company, have been duly and validly authorized by the board of directors of the Company and are validly issued, fully paid and non-assessable, and have been offered, sold and issued in compliance with federal and state securities laws, and conform to the amount thereof contained in the General Disclosure Package.
     (l) Outstanding Stock. All of the outstanding shares of capital stock or other equity interests of each Subsidiary (except the Inactive Subsidiaries) of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the General Disclosure Package, are owned by the Company directly or indirectly through one or more wholly-owned Subsidiaries, free and clear of any Liens, restriction upon voting or transfer or any other claim of any third party, except (i) where such Lien would be a Permitted Lien under the terms of the Indenture, or (ii) any Liens that will be discharged at or prior to the Closing Date.
     (m) No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Offering Circular, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (n) Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and each Guarantor; and, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Registration Rights Agreement will have been duly executed and delivered and will be the valid and legally binding obligations of the Company and each Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     (o) Exchange Notes. On the Closing Date, the securities to be offered in exchange for the Notes pursuant to the Registration Rights Agreement (the “Exchange Notes”) will have been duly authorized by the Company; and when the Exchange Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Notes will conform in all material respects to the description thereof contained in the General Disclosure Package and the Final Offering Circular, will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

     (p) Exchange Guarantees. The guarantee of the Exchange Notes by each Guarantor, (each, an “Exchange Guarantee”) has been duly authorized by such Guarantor; and, when issued, will have been duly executed and delivered by each such Guarantor and will conform in all material respects to the description thereof contained in the General Disclosure Package and the Final Offering Circular. When the Exchange Notes have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Guarantee of each Guarantor will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     (q) No Registration Rights. Except as disclosed in the General Disclosure Package and the Final Offering Circular, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Notes and Guarantees registered pursuant to any registration statement.
     (r) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement, the Indenture, the Registration Rights Agreement and the Security Documents in connection with the offering, issuance and sale of the Notes and the Guarantees by the Company and the Guarantors, except for (i) the order of the Commission declaring effective the Exchange Offer Registration Statement or, if required, the Shelf Registration Statement (each as defined in the Registration Rights Agreement), and (ii) approval, authorization, actions, notices and filings that have been (or contemporaneously herewith will be) duly obtained, taken, given or made and are (or, upon obtaining, taking, giving or making any such approval, authorization, action, notice or filing, will be) in full force and effect and, in the case of any approvals, authorizations, actions, notices or filings by, to or with any governmental authority (excluding filings of financing statements under the Uniform Commercial Code, filings in the U.S. Patent and Trademark Office and filings with respect to any mortgage in connection with perfecting security interests granted under the Security Documents).
     (s) Title to Property. Except as disclosed in the General Disclosure Package, the Company, the Guarantors and each of their respective Subsidiaries have good and marketable title in fee simple to all items of real property and good title to all personal property which they own and are material to the business of the Company and its Subsidiaries taken as a whole free and clear of all liens, encumbrances, claims and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them. The Company, the Guarantors and each of their respective Subsidiaries have valid rights to lease or otherwise use all items of real or personal property which they lease and are material to the business of the Company and its Subsidiaries taken as a whole, except such as are described in the General Disclosure Package or such as could not reasonably be expected to have a Material Adverse Effect.

     (t) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement and the Security Documents, and the issuance and sale of the Offered Securities and Guarantees and compliance with the terms and provisions hereof and thereof will not conflict with or result in a breach or violation of any of the terms and provisions of, result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Guarantors or any of their respective Subsidiaries, or constitute a default or a Debt Repayment Triggering Event (as defined below) under any indenture, mortgage deed, deed of trust, loan agreement or other agreement or instrument to which the Company, the Guarantors or any of their respective Subsidiaries is a party or by which the Company, the Guarantors or any of their respective Subsidiaries is bound or to which any of the property or assets of the Company, the Guarantors or any of their respective Subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws (or other organizational documents, as applicable) of the Company, the Guarantors or any of their respective Subsidiaries, or any statute or any order, rule or regulation of any court or governmental agency or body, having jurisdiction over the Company, the Guarantors or any of their respective Subsidiaries or any of their respective properties or assets, except for such defaults, conflicts, breaches or violations (other than with respect to the charter or by-laws of the Company, the Guarantors or any of their respective Subsidiaries) as could not reasonably be expected to have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Guarantors or any of their respective Subsidiaries.
     (u) Absence of Existing Defaults and Conflicts. None of the Company, the Guarantors or any of their respective Subsidiaries, except for the Inactive Subsidiaries (i) is in violation of their respective charter or by-laws (or other organizational documents, as applicable), (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except any violations or defaults (other than with respect to the charter or by-laws of the Company, the Guarantors or their respective Subsidiaries) which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     (v) Possession of Licenses and Permits. The Company, the Guarantors and their respective Subsidiaries possess and are in compliance with the terms of all licenses, certificates, authorizations and permits (“Licenses”) issued by, and have made all declarations and filings with, the appropriate state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the General Disclosure Package, except where any failures to possess or make the same, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and none of the Company or any Guarantor has received notification of any revocation or modification of any such license, authorization or permit and has no reason to believe that any such license, certificate, authorization or permit will not be renewed.
     (w) Absence of Labor Dispute. No labor disturbance by the employees of the Company, the Guarantors or any of their respective Subsidiaries exists or is imminent which could reasonably be expected to have a Material Adverse Effect. To the best of the knowledge of the Company or the Guarantors, no key employee or significant group of employees of the Company, the Guarantors, or their respective Subsidiaries plans to terminate employment with the Company, the Guarantors or any of their respective Subsidiaries.
     (x) Possession of Intellectual Property. The Company, the Guarantors and their respective Subsidiaries own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, and neither the Company nor any Guarantor is aware of any claim to the contrary or any challenge by any other person to the rights of the Company, the Guarantors and their respective Subsidiaries with respect to the foregoing. The business of the Company and the Guarantors as now conducted and as proposed to be conducted does not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise right of any person. Except as described in the General Disclosure Package, no claim has been made against the Company or any Guarantor alleging the infringement by the Company or any Guarantor of any patent, trademark, service mark, trade name, copyright, trade secret, license or other intellectual property right or franchise right of any person.
     (y) Environmental Laws. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company, the Guarantors or any of their respective Subsidiaries (or, to the best knowledge of the Company and the Guarantors, any other entity for whose acts or omissions the Company or any of its Subsidiaries is or may be liable) upon any of the property now or previously owned or leased by the Company, the Guarantors or any of their respective Subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit (collectively, “environmental laws”) or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which could not reasonably be expected to have, individually or in the aggregate with all such violations and liabilities, a Material Adverse Effect; there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company, the Guarantors or any of their respective Subsidiaries have knowledge, except for any such disposal, discharge, emission, or other release of any kind which could not reasonably be expected to have, individually or in the aggregate with all such discharges and other releases, a Material Adverse Effect.
     (z) Accurate Disclosure. The statements in the General Disclosure Package and the Final Offering Circular under the headings “Certain U.S. Federal Income Tax Considerations,” “Description of Other Indebtedness,” and “Plan of Distribution” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.
     (aa) Absence of Manipulation. None of the Company, the Guarantors and their respective affiliates has, either alone or with one or more other persons, bid for or purchased for any account in which it or any of its affiliates had a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities.
     (bb) Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Preliminary Offering Circular, Final Offering Circular or any Issuer Free Writing Communication are based on or derived from sources that the Company and the Guarantors believe to be reliable and accurate.
     (cc) Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company and its boards of directors are in compliance with Sarbanes-Oxley and all applicable Exchange Rules. Except as set forth in the General Disclosure Package, the Company maintains a system of internal controls, including, but not limited to, internal controls over accounting matters and financial reporting and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the audit committee of the Company’s board of directors in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the audit committee or its board of directors, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to its audit committee or its board of directors, material weakness (including significant deficiencies that, when aggregated, raise to the level of a material weakness), change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.
     (dd) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its Subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
     (ee) Litigation. Except as set forth in the General Disclosure Package, there is no legal or governmental proceeding pending to which the Company, the Guarantors or their respective Subsidiaries is a party or of which any property or assets of the Company, the Guarantors or their respective Subsidiaries is the subject, which, individually or in the aggregate, if determined adversely to the Company, the Guarantors or any of their respective Subsidiaries, could reasonably be expected to have a Material Adverse Effect or would prevent or adversely affect the ability of the Company or the Guarantors to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Security Documents; and to the best knowledge of the Company and the Guarantors, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (ff) Financial Statements. The financial statements, together with the related notes and schedules, included in the General Disclosure Package and the Final Offering Circular fairly present the financial position and the results of operations and changes in financial position of the Company, the Guarantors and their respective consolidated Subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in the Registration Statement and the General Disclosure Package. The financial statements, together with the related notes and schedules, included in the General Disclosure Package and the Final Offering Circular comply in all material respects with the Securities Act and the Rules and Regulations thereunder.
     (gg) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Guarantors and their respective Subsidiaries, taken as a whole that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company or the Guarantors on any class of their capital stock and (iii) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company, the Guarantors and their respective Subsidiaries; none of the Company, the Guarantors or any of their respective Subsidiaries has sustained, since the date of the latest audited financial statements included in the General Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth in the General Disclosure Package.
     (hh) Investment Company Act. None of the Company, the Guarantors or any of their respective Subsidiaries is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General

Disclosure Package, will be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).
     (ii) ERISA. None of the Company or any Guarantor has or has ever had any “defined benefit plans” (as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)), plans subject to Title IV of ERISA, “multiemployer plans” (as defined in Section 3(37) of ERISA) or “multiple employer welfare arrangements” (as defined in Section 3(4) of ERISA). No “prohibited transaction” (as defined in Section 406 of ERISA, or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) has occurred with respect to any employee benefit plan which could reasonably be expected to have a Material Adverse Effect; each employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; none of the Company or any Guarantor has incurred or expects to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan”; and each employee benefit plan for which the Company or any Guarantor would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.
     (jj) Tax Returns. The Company, the Guarantors and each of their respective Subsidiaries (i) have filed all required federal, state and foreign income and franchise tax returns except for those where the failure to file could not reasonably be expected to have a Material Adverse Effect, (ii) have paid all federal state, local and foreign taxes due and payable for which it is liable, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to the best of the Company’s knowledge, proposed against it which could not reasonably be expected to have a Material Adverse Effect.
     (kk) Insurance. The Company, the Guarantors and each of their respective Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. The Company, the Guarantors and each of their respective Subsidiaries reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of its business and the value of its properties at a cost that could not reasonably be expected to have a Material Adverse Effect.
     (ll) Unlawful Contributions. None of the Company, the Guarantors or any of their respective Subsidiaries nor, to the best knowledge of the Company and the Guarantors, any employee or agent of the Company, the Guarantors or their respective Subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law.
     (mm) Transactions with Unconsolidated Entities. There are no transactions, arrangements or other relationships between and/or among the Company, the Guarantors or any of their respective affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structure finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the liquidity or the availability of or requirements for capital resources of the Company or any Guarantor.
     (nn) Money Laundering. The operations of the Company and the Guarantors and, to the actual knowledge of the Company and the Guarantors, any of their affiliates, have been conducted at all times in compliance with the applicable federal and state laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including the financial recordkeeping and reporting requirements of The Bank Secrecy Act of 1970, as amended, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), the Foreign Corrupt Practices Act and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and, none of the Company, the Guarantors nor, to the actual knowledge of the Company and the Guarantors, any of their affiliates is (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order, (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order, (iii) a person with which the Purchasers are prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (iv) a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order or (v) a person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list or any other person (including any foreign country and any national of such country) with whom the United States Treasury Department prohibits doing business in accordance with OFAC regulations. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Guarantor with respect to the Anti-Terrorism Laws is pending or, to the knowledge of the Company and the Guarantors, threatened.
     (oo) Other Transactions. None of the Company, the Guarantors nor, to the actual knowledge of the Company and the Guarantors, any director, officer, broker, employee, affiliate or other agent of the Company or the Guarantors acting in any capacity in connection with the offering hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (oo) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
     (pp) Regulations T, U, X. Neither the Company nor any Guarantor nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.
     (qq) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company’s or any Guarantor’s retaining any rating assigned to the

Company or any Guarantor or any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering any of the actions described in Section 7(b)(ii) hereof.
     (rr) Class of Securities Not Listed. No securities of the same class (within the meaning of Rule 144A(d)(3)) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.
     (ss) No Registration. The offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
     (tt) No General Solicitation; No Directed Selling Efforts. Neither the Company, nor any Guarantor, nor any of their respective affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S (“Regulation S”) under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, the Guarantors, their respective affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Neither the Company nor any Guarantor has entered and neither the Company nor any Guarantor will enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.
     (uu) Reporting Status. The Company is subject to Section 13 or 15(d) of the Exchange Act.
     (vv) No Substantial U.S. Market Interest. There is no “substantial U.S. market interest” as defined in Rule 902(n) of Regulation S in the Company’s debt securities.
     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 92.134% of the principal amount thereof, the respective principal amounts of Securities set forth opposite the names of the several Purchasers in Schedule A hereto.
     The Company will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the “Regulation S Securities”) in the form of one or more permanent global securities in registered form without interest coupons (the “Offered Regulation S Global Securities”) which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) for the respective accounts of the DTC participants for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A (the “144A Securities”) in the form of one permanent global security in definitive form without interest coupons (the “Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Final Offering Circular. Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent global Securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Final Offering Circular.
     Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to Credit Suisse drawn to the order of the Company at the office of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, at 10:00 A.M., New York time, on June 24, 2009, or at such other time not later than seven full business days thereafter as Credit Suisse and the Company determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Securities representing all of the Offered 144A Securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the above office of Shearman & Sterling LLP at least 24 hours prior to the Closing Date.
     4. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Company and the Guarantors that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.
          (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”
Terms used in this subsection (b) have the meanings given to them by Regulation S.
          (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company and the Guarantors.
          (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c), including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.
     5. Certain Agreements of the Company and each Guarantor. The Company and each Guarantor agrees with the several Purchasers that:
     (a) Amendments and Supplements to Offering Circulars. The Company and the Guarantors will promptly advise the Representative of any proposal to amend or supplement the Preliminary or Final Offering Circular and will not effect such amendment or supplementation without the Representative’s consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, there occurs an event or development as a result of which any document included in the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company and the Guarantors promptly will notify Credit Suisse of such event and promptly will prepare and furnish, at its own expense, to the Purchasers and the dealers and to any other dealers at the request of the Representative, an amendment or supplement which will correct such statement or omission. Neither Credit Suisse’s consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.
     (b) Furnishing of Offering Circulars. The Company and the Guarantors will furnish to the Representative copies of the Preliminary Offering Circular, each other document comprising a part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as the Representative request. At any time when the Company is not subject to Section 13 or 15(d), the Company and the Guarantor will promptly furnish or cause to be furnished to the Representative and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.
     (c) Blue Sky Qualifications. The Company and the Guarantors will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Representative designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.
     (d) Reporting Requirements. For so long as the Offered Securities remain outstanding, the Company and the Guarantors will furnish to the Representative and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of their respective annual reports to stockholders for such year; and the Company and the Guarantors will furnish to the Representative and, upon request, to each of the other Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of the Company and the Guarantors filed with the Commission under the Exchange Act or mailed to stockholders (ii) from time to time, such other information concerning the Company and the Guarantor the Representative may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Purchasers or the Representative.
     (e) Transfer Restrictions. During the period of two years after the Closing Date, the Company will, upon request, furnish to the Representative, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.
     (f) No Resales by Affiliates. During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144) to, resell any of the Offered Securities that have been reacquired by any of them.
     (g) Investment Company. During the period of two years after the Closing Date, neither the Company nor any Guarantor will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

     (h) Payment of Expenses. The Company and the Guarantors will pay all expenses incident to the performance of their respective obligations under this Agreement, the Indenture, Registration Rights Agreement and Security Documents including but not limited to (i) the fees and expenses of the Trustee, the Collateral Trustee and their respective professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Offered Securities, and, as applicable, the Exchange Notes (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Registration Rights Agreement, the Security Documents the Offered Securities, the Indenture, the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Notes; (iii) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (iv) any expenses (including fees and disbursements of counsel to the Purchasers) incurred in connection with qualification of the Offered Securities or the Exchange Notes for sale under the laws of such jurisdictions in the United States and Canada as the Representative designates and the preparation and printing of memoranda relating thereto, (v) any fees charged by investment rating agencies for the rating of the Securities or the Exchange Notes, and (vi) expenses incurred in distributing the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchasers. The Company and the Guarantors will also pay or reimburse the Purchasers (to the extent incurred by them) for reasonable costs and expenses of the Purchasers and the Company’s officers and employees and any other expenses of the Purchasers, the Company and the Guarantors relating to investor presentations on any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s and the Guarantors officers and employees and any other expenses of the Company and the Guarantors including the chartering of airplanes.
     (i) Stamp Tax. The Company will pay all stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement, the issuance or sale by the Company and the Guarantors of the Offered Securities and the filing or recordation of the Security Documents.
     (j) Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Purchaser.
     (k) Absence of Manipulation. In connection with the offering, until Credit Suisse shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company the Guarantor nor any of their affiliates will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.
     (l) Restriction on Sale of Securities. For a period of 120 days after the date hereof, neither the Company nor any Guarantor will, directly or indirectly, take any of the following actions with respect to any United States dollar-denominated debt securities issued or guaranteed by the Company or such Guarantor and having a maturity of more than one year from the date of issue or any securities convertible into or exchangeable or exercisable for any of such debt securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representative, except grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Lock-Up Securities pursuant to the exercise of warrants, options or preferred stock (including issuances in lieu of cash dividend payments) or the exercise of any other employee stock options outstanding on the date hereof, issuances of Lock-Up Securities pursuant to the Company’s dividend reinvestment plan, and the filing of one or more registration statements under the Securities Act pursuant to the Registration Rights Agreement. None of the Company or any Guarantor will at any time directly or indirectly, take any action referred to in clauses (i) through (v) above with respect to any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.
     6. Free Writing Communications. (a) Issuer Free Writing Communications. The Company and each Guarantor each represents and agrees that, unless it obtains the prior consent of Credit Suisse, and each Purchaser represents and agrees that, unless it obtains the prior consent of the Company and Credit Suisse, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication.
          (b) Term Sheets. The Company consents to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in or is subsequently included in the Final Offering Circular, including by means of a pricing term sheet in the form of Annex A hereto, or (ii) does not contain any material information about the Company or any Guarantor or their securities that was provided by or on behalf of the Company or any Guarantor, it being understood and agreed that the Company and each Guarantor shall not be responsible to any Purchaser for liability arising from any inaccuracy in such Free Writing Communications referred to in clause (i) or (ii) as compared with the information in the Preliminary Offering Circular, the Final Offering Circular or the General Disclosure Package.

     7. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties of the Company and the Guarantors herein (as though made on the Closing Date), to the accuracy of the statements of officers of the Company and the Guarantors made pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their obligations hereunder and to the following additional conditions precedent:
     (a) Accountants’ Comfort Letter. The Representative shall have received letters, dated (A) the date hereof of (i) KPMG LLP, in form and substance satisfactory to the Representative and (B) the Closing Date, of KPMG LLP, in form and substance satisfactory to the Representative, which letters shall each contain confirming statements and information of the type ordinarily included in “accountants’ comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the General Disclosure Package and Final Offering Circular, except that the specific date referred to therein for the carrying out of procedures shall be no more than 3 business days prior to the date of such letter.
     (b) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Guarantors and their respective Subsidiaries taken as a whole which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or, New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.
     (c) Opinion of Counsel for Company. The Purchasers shall have received an opinion, dated the Closing Date, of Greenberg Traurig, P.A. (“Greenberg Traurig”), counsel for the Company to the effect that:

     (i) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation, in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business (based on information from the Company as to such ownership, lease or conduct) requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged and as described in the General Disclosure Package.
     (ii) Good Standing of the Guarantors. Each Guarantor has been duly incorporated (or, with respect to any Guarantor that is not a corporation, duly organized and formed) and is validly existing as a corporation (or such other entity, as applicable) in good standing, to the extent such concept is applicable, under the laws of its jurisdiction of incorporation (or organization and formation, as applicable), is duly qualified to do business and is in good standing (to the extent such concept is applicable) as a foreign corporation (or such other entity, as applicable) in each jurisdiction in which its respective ownership or lease of property or the conduct of its business (based on information from the Company as to such ownership, lease or conduct) requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged and as described in the General Disclosure Package, except where the failure to so qualify or have such power or authority could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (iii) Indenture; Offered Securities. The Indenture has been duly authorized, executed and delivered by the Company and the Guarantors; the Notes have been duly authorized, executed, authenticated, issued and delivered by the Company; the Guarantees have been duly authorized, executed and delivered by each Guarantor; and the Indenture and the Offered Securities constitute valid and legally binding obligations of the Company and the Guarantors enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and entitled to the benefits provided by the Indenture.
     (iv) Exchange Notes; Exchange Guarantees. The Exchange Notes have been duly authorized by the Company; the Exchange Guarantees have been duly authorized by each Guarantor; and when the Exchange Notes and the Exchange Guarantees are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Notes and the Exchange Guarantees will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company and the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     (v) Outstanding Stock of Guarantors. All of the outstanding shares of capital stock of the Guarantors (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, and (iii) except to the extent set forth in the General Disclosure Package, are owned by the Company (A) directly or indirectly through one or more wholly-owned Subsidiaries, (B) free and clear of any Liens, restriction upon voting or transfer or any other claim of any third party, except as to such Liens as is disclosed in the General Disclosure Package.
     (vi) No Registration Rights. To the best of our knowledge, except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Securities and Guarantees registered pursuant to any Registered Statement.
     (vii) Authorization of Registration Rights Agreement. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Guarantors and constitutes the valid and legally binding obligations of the Company and the Guarantors enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and entitled to the benefits provided by the Registration Rights Agreement.
     (viii) Investment Company. None of the Company, the Guarantors, or any of their respective Subsidiaries is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will be an “investment company” as defined in the Investment Company Act.
     (ix) Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required for (i) the consummation of the transactions contemplated by this Agreement, the Indenture, the Registration Rights Agreement and the Security Documents in connection with the offering, issuance and sale of the Notes by the Company, except such as may be required under state securities laws; (ii) the grant by the Guarantor of the security interest or other lien granted under any of the Security Documents or for the execution, delivery or performance of any of the Security Documents by the Guarantor, as applicable; (iii) the perfection or maintenance of the security interest and other lien created under any of the Security Documents; or (iv) the exercise by the Collateral Trustee of its rights and remedies in respect of the Collateral under the Security Documents; except for (x) the order of the Commission declaring effective the Exchange Offer Registration Statement or, if required, the Shelf Registration Statement (each as defined in the Registration Rights Agreement), and (y) approval, authorization, actions, notices and filings that have been (or contemporaneously herewith will be) duly obtained, taken, given or made and are (or, upon obtaining, taking, giving or making any such approval, authorization, action, notice or filing, will be) in full force and effect and, in the case of any approvals, authorizations, actions, notices or filings by, to or with any governmental authority (excluding filings of financing statements under the

Uniform Commercial Code, filings in the U.S. Patent and Trademark Office and filings with respect to any mortgage in connection with perfecting security interests granted under the Security Documents).
     (x) Litigation. To our knowledge and except as set forth in the General Disclosure Package, there is no legal or governmental proceeding pending to which the Company or the Guarantors is a party or of which any property or assets of the Company or the Guarantors is the subject which, individually or in the aggregate, if determined adversely to the Company or any of such Guarantors, could reasonably be expected to have a Material Adverse Effect or would prevent or adversely affect the ability of the Company or the Guarantor to perform their obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Security Documents; and to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (xi) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement and the Security Documents, and the issuance and sale of the Offered Securities by the Company and the Guarantors and the issuance of the Guarantees by the Guarantors and compliance with the terms and conditions thereof will not conflict with or result in a breach or violation of any of the terms and provisions of, result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Guarantors (except for any Liens securing the Collateral for the benefit of the holders of the Notes) or constitute a default or a Debt Repayment Triggering Event (as defined below) under any indenture, mortgage deed, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 nor will such action result in any violation of the provisions of the charter or by-laws (or other organizational documents, as applicable) of the Company or the Guarantors, or any statute or any order, rule or regulation of any court or governmental agency or body, having jurisdiction over the Company or the Guarantors or any of their respective properties or assets; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any such note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or the Guarantors.
     (xii) Accurate Disclosure. The statements in the General Disclosure Package and the Final Offering Circular under the headings “Certain U.S. Federal Income Tax Considerations”, “Description of the Notes”, “Description of Other Indebtedness”, “Business — Legal Proceedings” and “Plan of Distribution”, insofar as such statements summarize matters of law, regulation, legal conclusions, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects and present the information required to be shown in all material respects.

     (xiii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantors.
     (xiv) Absence of Existing Defaults and Conflicts. To such counsel’s knowledge, neither the Company nor the Guarantors (i) is in violation of its charter or by-laws (or other organizational documents, as applicable), (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except, in the case of clauses (ii) and (iii), any violations or defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     (xv) No Registration. It is not necessary in connection with (i) the offer, sale and delivery of the Offered Securities and Guarantees by the Company and the Guarantors to the several Purchasers pursuant to this Agreement or (ii) the resales of the Offered Securities and Guarantees by the several Purchasers in the manner contemplated by this Agreement, to register the Offered Securities under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act, assuming the accuracy of and compliance with the Purchasers’ representations and agreements contained in this Agreement.
     (xvi) Security Documents. The Security Documents have been duly authorized by the Company and the Guarantors (to the extent each is a party thereto), and the Security Agreement, the Intellectual Property Security Agreement and the Collateral Trust Agreement have been duly executed and delivered by the Company and the Guarantors (to the extent each is a party thereto), conform to the description thereof contained in the General Disclosure Package and the Final Offering Circular and constitute legal, valid and binding instruments enforceable against the Company and the Guarantors (to the extent each is a party thereto) in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Company and the Guarantors (to the extent each is a party thereto) have taken reasonable best efforts to prepare, execute and deliver the other Security Documents to which they are a party, and upon the execution and delivery of the other Security Documents, such Security Documents will constitute legal, valid and binding instruments enforceable against the Company and the Guarantors (to the extent each is a party thereto) in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     (xvii) Security Interest. The Security Documents create a legally valid and enforceable security interest in favor of the Collateral Trustee for the benefit of the Trustee and the holders of the Offered Securities, in those items of Collateral in which a security interest may be created under Article 9 of the

Uniform Commercial Code as currently in effect in the State of New York, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     (xviii) Perfection of Security Interest. When (i) financing statements and other filings in appropriate form describing the Collateral with respect to which a security interest may be perfected by filing or recordation are filed or recorded with the appropriate governmental authority and (ii) upon the taking of possession or control by the Collateral Agent of the Collateral with respect to which a security interest may be perfected only by possession or control, the Liens created by the Security Documents shall constitute perfected Liens on, and security interests in, all right, title and interest of the Company and the Guarantors in the Collateral to the extent such security interests can be perfected by such filing, recordation, possession or control.
     (xix) Disclosure. Such counsel has acted as counsel to the Company in connection with the preparation of the General Disclosure Package and the Final Offering Circular, participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and Representatives of the Purchasers, during which the contents of the General Disclosure Package and the Final Offering Circular and related matters were discussed, and, although such counsel are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the General Disclosure Package and Final Offering Circular (except to the extent specified otherwise in one of the other opinions above), on the basis of the information that was developed in the course of the performance of such counsel’s services, nothing came to such counsel’s attention that caused them to believe that (i) the General Disclosure Package (other than the financial statements, the related schedules and notes thereto and other financial data derived from the internal financial records of the Company included therein, as to which such counsel need express no belief), as of the Applicable Time or as of such Closing Date contained or contains an untrue statement of material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) the Final Offering Circular, or any amendment or supplement thereto, (other than the financial statements, the related schedules and the notes thereto and other financial data derived from the internal financial records of the Company included therein, as to which such counsel need express no belief), as of the date of this Agreement or as of the Closing Date contained or contains an untrue statement of material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The opinion of Greenberg Traurig described above shall be furnished to the Representative and addressed to the Purchasers at the request of the Company and shall so state therein.
     (d) Opinion of Local Counsel. The Purchasers shall have received an opinion, dated the Closing Date, of local counsel for NAP West, LLC, Technology Center of the Americas,

LLC, and NAP of the Capital Region LLC, in states in which the real property is located, with respect to the enforceability and perfection of the mortgages and any related fixture filings and otherwise in form and substance satisfactory to the Purchaser and the Collateral Trustee.
     (e) Opinion of Foreign Counsel. The Purchasers shall have received an opinion, dated the Closing Date, of foreign counsel for the foreign subsidiaries of the Company named in Schedule D hereto (each, an “Active Foreign Subsidiary”), with respect to the organization, existence and capitalization of, and certain defaults, conflicts and pending proceedings with respect to each Active Foreign Subsidiary and otherwise in form and substance satisfactory to the Purchaser and the Collateral Trustee, with such qualifications, assumptions and exceptions as are customary for the respective jurisdictions.
     (f) Opinion of Counsel for Purchasers. The Purchasers shall have received from Shearman & Sterling LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representatives may require, and the Company and the Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (g) Officers’ Certificate. The Purchasers shall have received certificates, dated the Closing Date, of an executive officer of the Company and the Guarantors and a principal financial or accounting officer of the Company and the Guarantors in which such officers shall state that the representations and warranties of the Company and the Guarantors in this Agreement are true and correct, that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the respective dates of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Guarantors and their respective Subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.
     (h) Chief Financial Officer and Senior Vice President, Finance. The Representative shall have received a certificate, dated as of the date hereof, of the Company’s Chief Financial Officer and the Company’s Senior Vice President, Finance, in form and substance satisfactory to the Representative, among others with respect to certain financial information contained in the General Disclosure Package.
     (i) Security Documents. At the Closing Date, the Security Agreement, the Intellectual Property Security Agreement and the Collateral Trust Agreement, in form and substance satisfactory to the Purchaser, shall have been duly executed and delivered and be in full force and effect. The Company and the Guarantors (to the extent each is a party thereto) have taken reasonable best efforts to prepare, execute and deliver the other Security Documents, and will duly execute and deliver such Security Documents no later than 60 days following the Closing Date. Upon the execution and delivery of the other Security Documents, such Security Documents will constitute legal, valid and binding instruments enforceable against the Company and the Guarantors (to the extent each is a party thereto) in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     (j) Release of Existing Liens. At the Closing Date, any existing Lien on the Collateral shall have been released, other than any Permitted Liens as defined in the Indenture.
     The Company and the Guarantors will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. Credit Suisse may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of an Optional Closing Date or otherwise.
     8. Indemnification and Contribution. (a) Indemnification of Purchasers. The Company and the Guarantors will indemnify and hold harmless each Purchaser, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication (including without limitation, any Supplemental Marketing Material), or arise out of or are based upon the omission or alleged omission of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Purchaser consists of the information described as subsection (b) below.
          (b) Indemnification of Company. Each Purchaser will severally and not jointly indemnify and hold harmless the Company, the Guarantors, each of their respective directors and each of their respective officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Purchaser Indemnified Party”), against any losses, claims, damages or liabilities to which such Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication, or arise out of or are based upon the omission or the alleged omission of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Purchaser Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Preliminary Offering Circular and Final Offering Circular furnished on behalf of each Purchaser: the information contained in the thirteenth full paragraph under the caption “Plan of Distribution”, in respect with stabilizing and other transactions, and the second sentence of the eleventh full paragraph under the caption “Plan of Distribution”, in respect with market making by the Purchasers; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.
          (c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
          (d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantors bear to the total discounts and commissions received by the Purchasers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. The Company, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).
     9. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, Credit Suisse may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to Credit Suisse and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 10. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.
     10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors or their respective officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company, the Guarantors or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company and the Guarantor shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the Guarantors and the Purchasers pursuant to Section 8 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(b), the Company and the Guarantors will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.
     11. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers at c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Company or the Guarantors, will be mailed, delivered or telegraphed and confirmed to it at Terremark Worldwide, Inc., 2 S. Biscyane Blvd., Suite 2800, Miami, Florida 33131, Attention: Chief Legal Officer; provided, however, that any notice to a Purchaser pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Purchaser.
     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.
     13. Representation of Purchasers. You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you will be binding upon all the Purchasers.
     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     15. Absence of Fiduciary Relationship. The Company and the Guarantors acknowledge and agree that:
     (a) No Other Relationship. The Representative has been retained solely to act as initial purchaser(s) in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Guarantors and the Representative has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary or Final Offering Circular, irrespective of whether the Representatives has advised or is advising the Company or the Guarantors on other matters;
     (b) Arm’s-Length Negotiations. The purchase price of the Offered Securities set forth in this Agreement was established by the Company and the Guarantors following discussions and arms-length negotiations with the Representative and the

Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;
     (c) Absence of Obligation to Disclose. The Company and the Guarantor have been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Guarantors and that the Representative has no obligation to disclose such interests and transactions to the Company or the Guarantors by virtue of any fiduciary, advisory or agency relationship; and
     (d) Waiver. The Company and the Guarantors waive, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representative shall have no liability (whether direct or indirect) to the Company or the Guarantors in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company or the Guarantors.
     16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     The Company and the Guarantors hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Guarantors irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

          If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Guarantors and the several Purchasers in accordance with its terms.

Very truly yours, Terremark Worldwide, Inc.
By:	/s/ Adam T. Smith
	Name:	Adam T. Smith
	Title:	Secretary

NAP of the Capital Region LLC
By:	/s/ Adam T. Smith
	Name:	Adam T. Smith
	Title:	Secretary

NAP West, LLC
By:	/s/ Adam T. Smith
	Name:	Adam T. Smith
	Title:	Secretary

Park West Telecommunications Investors, Inc.
By:	/s/ Adam T. Smith
	Name:	Adam T. Smith
	Title:	Secretary

Spectrum Telecommunications Corp.
By:	/s/ Adam T. Smith
	Name:	Adam T. Smith
	Title:	Secretary

Purchase Agreement

TECOTA Services Corp.
By:	/s/ Adam T. Smith
	Name:	Adam T. Smith
	Title:	Secretary

Technology Center of the Americas, LLC
By:	/s/ Adam T. Smith
	Name:	Adam T. Smith
	Title:	Secretary

Terremark Europe, Inc.
By:	/s/ Adam T. Smith
	Name:	Adam T. Smith
	Title:	Secretary

Terremark Federal Group Inc.
By:	/s/ Nelson Fonseca
	Name:	Nelson Fonseca
	Title:	Treasurer

Terremark Financial Services, Inc.
By:	/s/ Adam T. Smith
	Name:	Adam T. Smith
	Title:	Secretary

Terremark Fortune House #1, Inc.
By:	/s/ Adam T. Smith
	Name:	Adam T. Smith
	Title:	Secretary

Purchase Agreement

Terremark Latin America, Inc.
By:	/s/ Adam T. Smith
	Name:	Adam T. Smith
	Title:	Secretary

Terremark Management Services, Inc.
By:	/s/ Adam T. Smith
	Name:	Adam T. Smith
	Title:	Secretary

Terremark North America, Inc.
By:	/s/ Adam T. Smith
	Name:	Adam T. Smith
	Title:	Secretary

Terremark Realty, Inc.
By:	/s/ Adam T. Smith
	Name:	Adam T. Smith
	Title:	Secretary

Terremark Technology Contractors, Inc.
By:	/s/ Adam T. Smith
	Name:	Adam T. Smith
	Title:	Secretary

Terremark Trademark Holdings, Inc.
By:	/s/ Adam T. Smith
	Name:	Adam T. Smith
	Title:	Secretary`

Purchase Agreement

TerreNAP Data Centers, Inc.
By:	/s/ Adam T. Smith
	Name:	Adam T. Smith
	Title:	Secretary`

TerreNAP Services, Inc.
By:	/s/ Adam T. Smith
	Name:	Adam T. Smith
	Title:	Secretary`

Purchase Agreement

The foregoing Purchase Agreement
      is hereby confirmed and accepted
      as of the date first above written.

Credit Suisse Securities (USA) LLC
By	/s/ Jerald Slowik
	Name:	Jerald Slowik
	Title:	Director

Acting on behalf of itself and as the Representative
of the several Purchasers
Purchase Agreement

SCHEDULE A

Principal Amount of
Purchaser	Offered Securities
Credit Suisse Securities (USA) LLC	$252,000,000

Jefferies & Company, Inc.	73,500,000

RBC Capital Markets Corporation	63,000,000

TD Securities (USA) LLC	21,000,000

Piper Jaffray & Co.	10,500,000

Total	$420,000,000

Schedule A

SCHEDULE B
Issuer Free Writing Communications (included in the General Disclosure Package)
1.	Final term sheet, dated June 17, 2009, a copy of which is attached hereto as Exhibit A
Schedule B

SCHEDULE C

Guarantor	Jurisdiction of Incorporation or Formation
NAP of the Capital Region LLC	Florida
NAP West, LLC	Delaware
Park West Telecommunications Investors, Inc.	Florida
Spectrum Telecommunications Corp.	Delaware
TECOTA Services Corp.	Delaware
Technology Center of the Americas, LLC	Delaware
Terremark Europe, Inc.	Florida
Terremark Federal Group Inc.	Delaware
Terremark Financial Services, Inc.	Florida
Terremark Fortune House #1, Inc.	Florida
Terremark Latin America, Inc.	Florida
Terremark Management Services, Inc.	Florida
Terremark North America, Inc.	Florida
Terremark Realty, Inc.	Florida
Terremark Technology Contractors, Inc.	Florida
Terremark Trademark Holdings, Inc.	Nevada
TerreNAP Data Centers, Inc.	Florida
TerreNAP Services, Inc.	Florida
Schedule C

SCHEDULE D

Active Foreign Subsidiary	Foreign Counsel
Terremark, N.V. (Belgium)	Squire, Sanders & Dempsey L.L.P.
Terremark do Brasil Ltda. (Brazil)	Vieira, Rezende, Barbosa E Guerreiro Advogados
Terremark West Africa Canary Islands, S.L.U. (Spain)	Uria Menendez
NAP de las Americas — Madrid, S.A. (Spain)	Uria Menendez
Terremark Colombia, Inc. (BVI)	Price, Findlay & Co.
Terremark del Caribe, Inc. (BVI)	Price, Findlay & Co.
Terremark UK, Limited (UK)	Squire, Sanders & Dempsey L.L.P.
Schedule D